REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of ___________, 2013 (the “Effective Date”), is entered into by and between Armada Water Assets, Inc., a Nevada corporation (the “Company”), and Aegis capital Corp., a ______ corporation (“Aegis”), as placement agent and attorney-in-fact for the purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) of Common Stock (as defined below) pursuant to Subscription Agreements (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”) by and between the Company and each Purchaser.

WHEREAS, the Purchasers have acquired shares of Common Stock in a private placement by the Company (the “Offering”) with the understanding that they would receive registration rights in respect of such shares;

WHEREAS, the Company has issued a Common Stock Purchase Warrant (the “Agent’s Warrant”) to Aegis in consideration for Aegis’s services as placement agent in connection with the Offering with the understanding that Aegis would receive registration rights in respect of the shares of Common Stock issuable upon exercise of the Agent’s Warrant; and

WHEREAS, the Company, the Purchasers and Aegis desire to set forth the registration rights to be granted by the Company to the Purchasers and Aegis pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenant and conditions set forth herein and in the Subscription Agreements, the parties mutually agree as follows:

1.                  Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers and Aegis that they are required to suspend offers and sales of Registrable Securities pursuant to Section 4(f) hereof, during which the Company, in the good faith judgment of a majority of the members of its Board of Directors, after the advice of counsel, determines (because of (i) the existence of, or in anticipation of, any material acquisition, financing activity or other fundamental transaction involving the Company, (ii) the unavailability, for reasons beyond the Company’s control, of any required financial statements or other required disclosure or (iii) any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by a registration statement, if any, would be seriously detrimental to the Company and its stockholders; provided that such period shall end on the earlier of (1) the date upon which the circumstance giving rise to the commencement of the period would no longer cause the registration and distribution of the Registrable Securities to be seriously detrimental to the Company and its stockholders (e.g., the material acquisition, financing or other fundamental transaction is consummated or the unavailable financial statements or other required disclosure is publicly disclosed) and (2) such time as the Company (A) notifies the selling Holders that the Company will no longer delay such filing of the registration statement, (B) recommences steps to make such registration statement effective or (C) allows sales pursuant to such registration statement to resume; provided, further that (a) the Company shall limit its use of Blackout Periods, in the aggregate, to 60 Trading Days in any rolling 12-month period and (b) no Blackout Period may commence sooner than 30 days after the end of a prior Blackout Period.

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“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which the Commission is required or authorized to be closed.

“Closing Date” means [_________________], 2013, or such other time as is mutually agreed between the Company and the Purchasers for the closing of the Offering.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other Equity Securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other entity, now or hereafter organized under the laws of any state or other governmental authority, with which the Company or any subsidiary or parent thereof is merged, which results from any consolidation or reorganization to which the Company is a party or to which substantially all of the shares or assets of the Company are sold, if, immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company directly or indirectly own Equity Securities having, in the aggregate, more than 50.0% of the total voting power of such other entity.

“Equity Securities” means (i) any Common Stock, (ii) any security convertible, with or without consideration, into any shares of Common Stock (including, without limitation, any option to purchase such convertible security), (iii) any security exchangeable, with or without consideration, for any shares of Common Stock (including, without limitation, any option to purchase such exchangeable security), or (iv) any security carrying any warrant or right to subscribe for or purchase any shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted) of such individual, any trust all of the beneficial interests of which are owned by such individual or by any such individual together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by such individual or any of the above-described trusts or organizations and (b) with respect to any trust, the owners of all of the beneficial interests in such trust.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the Commission.

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“Form S-3” means such form under the Securities Act as in effect on the date hereof or any similar registration form under the Securities Act subsequently adopted by the Commission.

“Holder” means (i) each Purchaser, (ii) any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Purchaser, (iii) Aegis or (iv) any of Aegis’s successors and Permitted Assignees who acquire rights in accordance with this Agreement directly or indirectly from Aegis.

“Initial Registration Statement” is defined in Section 3(a).

“Inspector” means any attorney, accountant or other agent retained by a Purchaser for the purposes provided in Section 4(j).

“Majority Holders” means, at any time, the Holders of a majority of the Registrable Securities.

“Offering Price” means the Offering Price of the Common Stock sold in the Offering.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interests in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interests in the limited liability company, (d) with respect to an individual, any Family Member of such individual, (e) an entity that is controlled by, controls or is under common control with a transferor or (f) a party to this Agreement.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means shares of Common Stock issued to each Purchaser pursuant to the Subscription Agreements or issued or issuable to Aegis pursuant to the Agent’s Warrant, but the definition of “Registrable Securities” excludes (i) any securities that have been publicly sold or may be immediately, freely sold without registration under the Securities Act either pursuant to Rule 144 under the Securities Act or otherwise, (ii) any securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (iii) any securities that are at the time subject to an effective registration statement under the Securities Act.

“Registration Statement” means any registration statement required to be filed by the Company pursuant to Section 3(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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“SEC Effective Date” means the date the Initial Registration Statement is declared effective by the Commission.

“Trading Day” means a day on which (a) the national securities exchange, (b) the Nasdaq Stock Market or (c) any other securities market (including, without limitation, the OTC Bulletin Board), in any such case which at the time constitutes the principal securities market or quotation system for the Common Stock, is open for general trading or quotation of securities.

2.                  Term. This Agreement shall continue in full force and effect for a period of two years from the Effective Date, unless terminated sooner hereunder.

3.                  Registration.

(a)                Initial Registration. As promptly as reasonably practicable after the date hereof, the Company shall file with the Commission an initial registration statement (the “Initial Registration Statement”) on Form S-1, or any other appropriate form for which the Company then qualifies in the opinion of counsel for the Company) to cover: (i) an initial public offering of newly issued shares to be publicly offered by the Company; (ii) the public resale by the Holders of all of the Registrable Securities; and (iii) the public resale on behalf of any other shareholders of the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3(a), or to keep such registration effective pursuant to Section 4, during any Blackout Period. Notwithstanding the foregoing, if, in the opinion of the underwriter for an initial public offering it is not advisable to include Registrable Securities in the Initial Registration Statement, the Company may omit Registrable Securities from the Initial Registration Statement; provided, however, that the Company shall thereafter (following the expiration of any market stand-off agreement) file a Registration Statement to include the Registrable Securities (a “Reoffer Registration Statement”). The Initial Registration Statement or the Reoffer Registration Statement, as applicable, shall permit the registration for resale by the Holders of the Registrable Securities in accordance with the plan of distribution attached as Exhibit A hereto [NTD: to be provided]; provided such methods are reasonably acceptable to the underwriter of the Company’s initial public offering. The Company shall use its commercially reasonable best efforts to cause the Initial Registration Statement to be declared effective by the Commission under the Securities Act as promptly as is practicable, and to keep the Initial Registration Statement and any Registration Statement covering Registrable Securities that is filed in replacement of or in addition to the Initial Registration Statement after the SEC Effective Date (a “Subsequent Registration Statement”) continuously effective under the Securities Act for the term of this Agreement (i.e., a period of two years from the Effective Date), subject to the imposition of any Blackout Periods. If the Initial Registration Statement or any Subsequent Registration Statement ceases to be effective at any time during the term of this Agreement for any reason other than the imposition of a Blackout Period, then the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Initial Registration Statement or Subsequent Registration Statement and, in any event within 30 days of such cessation of effectiveness, amend the Initial Registration Statement or Subsequent Registration Statement in a manner reasonably expected to result in the withdrawal of the order suspending the effectiveness thereof or file an additional Subsequent Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities. If an additional Subsequent Registration Statement is filed pursuant to the preceding sentence, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission under the Securities Act as promptly as possible after such filing and to keep such Registration Statement continuously effective during the term of this Agreement. The Company shall supplement and amend the Initial Registration Statement and any Subsequent Registration to the extent required by the Securities Act or any guidance promulgated by the Commission.

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(b)               Notwithstanding anything to the contrary contained herein, the Company’s obligation in Paragraph 3(a) above shall extend only to the inclusion of the resale of the Registrable Securities in the Initial Registration Statement. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registrable Securities or to otherwise assume any responsibility for the manner, price or terms of the distribution thereof. Furthermore, the Company shall not be restricted in any manner from including within the Initial Registration Statement or the distribution, the public resale of any other shares of the Company, or issuance or resale of any of its or any other securities, as the Company intends, and the Holders acknowledge, that the Initial Registration Statement will be used by the Company to cover an initial public offering of its own newly issued shares.

4.                  Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 3 hereof, the Company will keep each Holder including securities therein reasonably advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. With respect to any registration statement filed pursuant to Section 3 hereof, the Company will use its commercially reasonable best efforts to:

(a)                prepare and file with the Commission with respect to such Registrable Securities, a registration statement on Form S-1, Form S-3, or any other appropriate form for which the Company then qualifies in the opinion of counsel for the Company (provided, however, that if the Company files a registration on Form S-1, and subsequently becomes eligible to use Form S-3, it may file a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period and use its best efforts to cause such registration statement as amended to become and remain effective during the Effectiveness Period (as hereinafter defined)), which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and the Company shall use its commercially reasonable efforts to cause such registration statement to become and remain effective at least for a period ending with the first to occur of (i) the sale of all Registrable Securities covered by the registration statement, (ii) as to any Holder, the availability under Rule 144 for such Holder to immediately, freely resell without restriction all Registrable Securities owned by such Holder covered by the registration statement, (iii) one year after a registration statement filed pursuant to Section 3(a) is declared effective by the Commission ( the “Effectiveness Period”), provided, however, that if at the end of the one-year period in clause (iii) any Holder is not able to immediately, freely resell all Registrable Securities that it owns, the Effectiveness Period shall continue until terminated pursuant to clauses (i) or (ii) above but in no event shall the Effectiveness Period continue for more than the earlier of (X) the Term; or (Y) two years after the Effective Date);

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(b)               if a registration statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)                prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)               furnish, without charge, to each Holder of Registrable Securities covered by such registration statement (i) a reasonable number of copies of such registration statement (including any exhibits thereto other than exhibits incorporated by reference therein), each amendment and supplement thereto as such Holder may request, (ii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed pursuant to Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act and (iii) such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)                use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other applicable securities or Blue Sky laws of such jurisdictions as any Holder of Registrable Securities covered by such registration statement reasonably requests or as may be necessary for the marketability of the Registrable Securities (such request to be made by the time such registration statement prior to filing with the Commission) and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (other than service of process in respect of the transactions contemplated by such registration statement) in any such jurisdiction;

(f)                notify each Holder of such Registrable Securities as promptly as practicable after becoming aware that a prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

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(g)               comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the SEC Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(h)               notify each Holder of Registrable Securities being offered or sold pursuant to such registration statement as promptly as practicable after becoming aware of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

(i)                 permit the Holders of Registrable Securities being included in such registration statement and their legal counsel, at such Holders’ sole cost and expense (except as otherwise specifically provided in Section 6 hereof), to review and have a reasonable opportunity to comment on the registration statement and all amendments and supplements thereto at least five Business Days prior to their filing with the Commission;

(j)                 make available for inspection by any Holder and any Inspector retained by such Holder, at such Holder’s sole expense, all records as shall be reasonably necessary to enable such Holder to exercise its due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which such Holder or any Inspector may reasonably request for purposes of such due diligence, provided, however, that such Holder shall hold in confidence and shall not make any disclosure of any records which the Company determines in good faith to be confidential, and of which determination such Holder is so notified at the time such Holder receives such information, unless (i) the disclosure of such records is necessary to avoid or correct a misstatement or omission in such registration statement and a reasonable time prior to such disclosure the Holder shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) such records have been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 4(j), which agreement shall permit such Inspector to disclose records to the Holder who has retained such Inspector;

(k)               use its best efforts to cause all of the Registrable Securities covered by such registration statement to be listed or quoted on the principal securities market or quotation system on which securities of the same class or series issued by the Company are then listed or quoted (including, without limitation, the OTC Bulletin Board);

(l)                 provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times; and

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(m)             cooperate with the Holders of Registrable Securities being offered pursuant to such registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such registration statement and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request.

5.                  Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of any Blackout Period, such Holder shall discontinue dispositions of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession of the current prospectus covering such Registrable Securities. In the event that the Company shall give any such notice, the period mentioned in Section 4(a)(iii) hereof shall be extended by the greater of: (x) ten Business Days or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof.

6.                  Registration Expenses. The Company shall pay any and all expenses incurred in connection with any registration contemplated by this Agreement, including, without limitation, all registration, filing, stock exchange and FINRA fees, all printing expenses, all fees and expenses of complying with securities or Blue Sky laws and the fees and disbursements of its independent accountants and of counsel for the Company and Aegis; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

7.                  Status of Purchasers. Each Purchaser who, at the time of determination, is also a Holder of Registrable Securities shall be treated for all purposes as if such Purchaser were a party to this Agreement, and such Purchaser, together with any of such Purchaser’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to Registrable Securities directly or indirectly from such Purchaser, shall be entitled to enforce this Agreement as a third party beneficiary. Notwithstanding the foregoing, it is the understanding of the parties to this Agreement that, whenever possible, the actions of the Purchasers and such successors and Permitted Assignees shall be coordinated through Aegis as the attorney-in-fact for the Purchasers. A Purchaser who is no longer a Holder of Registrable Securities shall nevertheless continue to be treated as a party to this Agreement for purposes of Section 10 hereof and shall be entitled to enforce such provision as a third party beneficiary.

8.                  Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws, (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

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9.                  Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

10.              Indemnification.

(a)                In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement that was made in reliance upon and in strict conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that such information would be used in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented) or (iii) to the extent that the Holders failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person, and shall survive the transfer of such shares by the Holder.

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(b)               As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, each such Holder agrees to be bound by the terms of this Section 10 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement in, or any omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement that was made in reliance upon and in strict conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that such information would be used in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement, (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented) or (iii) to the extent that the Holders failed to comply with the terms of the plan of distribution mechanics described in the applicable prospectus; provided, however, that the total indemnification obligation of any Holder pursuant to this Section 10(b) shall in no event exceed the gross proceeds received by such Holder from the sale of securities pursuant to the underlying registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, and each such director, officer, legal counsel and accountants, underwriter, other Holder and controlling person, for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action or proceeding.

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(c)                Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 10(a) or Section 10(b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 10(a) or Section 10(b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)               In the case of the expense reimbursement obligations set forth in Section 10(a) and Section 10(b) hereof or in an action pursuant to Section 10(c) hereof any required expense reimbursement shall be made by periodic payments in the amount of such current expenses during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e)                If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect not only the relative benefits received by the indemnified party, on the one hand, and the indemnifying party, on the other hand, but also the relative fault of such parties (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), together with any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)                Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 10 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation other than the Securities Act or with any governmental authority other than the Commission.

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11.              Restrictions Upon Resale; Holdbacks. Notwithstanding any other provision of this Agreement, if in the Initial Registration Statement the Company elects to effect a primary offering of its common stock and/or other securities, then each Holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company, except in accordance with the following resale restrictions (the “Resale Restrictions”): (i) such Holder shall only be permitted to effect any public sale or distribution covering up to fifty (50%) percent of its Registrable Securities commencing sixty (60) days after completion of such primary offering; and (ii) such Holder shall only be permitted to effect any public sale or distribution of the balance of its Registrable Securities no sooner than one-hundred and twenty (120) days’ after completion of the primary offering; provided, however, if the primary offering to be undertaken by the Company is an underwritten offering, the Resale Restriction are subject to modification and extension at the discretion of the underwriter of any such primary offering, based upon market conditions at the time of the offering.

12.              Miscellaneous.

(a)                Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The prevailing party in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party.

(b)               WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)                Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and shall be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto. In the event that the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly traded company, or engages in some other form of business combination with a publicly traded company, the Company shall condition the merger, acquisition or combination on the assumption by such publicly traded company of the Company’s obligations under this Agreement.

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(d)               Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as any party shall have delivered to the other parties in writing), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	Armada Water Assets, Inc. 16 E. Lincoln Avenue Fort Collins, CO 80524 Attention: Mitch Burroughs
with a copy to	Fox Rothschild LLP 2000 Market Street, 20th Floor Philadelphia, Pennsylvania 19103 Attention: Stephen M. Cohen
If to Aegis, for forwarding on to each Purchaser:	Aegis Capital Corp. 810 Seventh Avenue, 18th Floor New York, New York 10019 Attention: Adam Stern
with a copy to:	Brian C. Daughney Becker & Poliakoff, LLP 45 Broadway 8th Floor New York, NY 10006

(e)                Delays or Omissions. No delay in exercising, or failure to exercise, any right, power or remedy afforded to any Holder of Registrable Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, and any waiver of a single breach or default shall not be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, whether under this Agreement, by law or otherwise, afforded to any Holder shall be cumulative and not alternative.

(f)                Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(g)               Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)               Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by Aegis with the prior written consent of the Majority Holders. The Purchasers acknowledge that by the operation of this Section 12(h), Aegis and the Majority Holders may have the right and power to diminish or eliminate the rights of the Purchasers under this Agreement.

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(i)                 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder; provided, however, the Company may grant registration rights equivalent to those provided to Aegis and the Holders, even if the exercise of such rights may have an adverse effect on the distribution of the Registrable Securities by the Holders.

[Signature Page Follows]

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This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

Armada Water Assets, Inc.

By:
Name:
Title:

AEGIS:

Aegis Capital Corp., in its Individual Capacity and in its Capacity as the Placement Agent for the Offering and the Attorney-in-Fact for the Purchasers

By:
Name:
Title:

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